REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Directors and Partners
of
Hatteras Multi-Strategy Institutional
Fund, L.P.


In  planning and performing our audit of
the  financial  statements  of  Hatteras
Multi-Strategy Institutional Fund,  L.P.
the  Fund for the period ended March
31,  2007,  we  considered its  internal
control    over   financial   reporting,
including    control   activities    for
safeguarding securities, as a basis  for
designing  our  auditing procedures  for
the purpose of expressing our opinion on
the  financial statements and to  comply
with the requirements of Form N-SAR, but
not  for  the  purpose of expressing  an
opinion  on  the  effectiveness  of  the
Funds  internal control over  financial
reporting.   Accordingly, we express  no
such opinion.

The   management   of   the   Fund    is
responsible    for   establishing    and
maintaining  effective internal  control
over financial reporting.  In fulfilling
this   responsibility,   estimates   and
judgments by management are required  to
assess the expected benefits and related
costs of controls.  A companys internal
control  over financial reporting  is  a
process  designed to provide  reasonable
assurance  regarding the reliability  of
financial  reporting and the preparation
of  financial  statements  for  external
purposes  in  accordance with  generally
accepted  accounting  principles.   Such
internal  control includes policies  and
procedures   that   provide   reasonable
assurance regarding prevention or timely
detection  of  unauthorized acquisition,
use,   or  disposition  of  a  companys
assets that could have a material effect on the financial statements.

Because  of  its  inherent  limitations,
internal    control    over    financial
reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A  control  deficiency exists  when  the
design  or  operation of a control  does
not  allow  management or employees,  in
the  normal  course of performing  their
assigned functions, to prevent or detect
misstatements  on  a  timely  basis.   A
significant  deficiency  is  a   control
deficiency,  or combination  of  control
deficiencies, that adversely affects the
companys     ability    to    initiate,
authorize,  record, process,  or  report
external  financial  data  reliably   in
accordance   with   generally   accepted
accounting principles such that there is
more  than  a remote likelihood  that  a
misstatement of the companys annual  or
interim  financial  statements  that  is
more  than inconsequential will  not  be
prevented   or  detected.   A   material
weakness is a significant deficiency, or
combination of significant deficiencies,
that  results  in  more  than  a  remote
likelihood  that a material misstatement
of   the  annual  or  interim  financial
statements will not be prevented or detected.

Our consideration of the Funds internal
control over financial reporting was for
the  limited  purpose described  in  the
first    paragraph   and    would    not
necessarily disclose all deficiencies in
internal    control   that   might    be
significant  deficiencies  or   material
weaknesses  under standards  established
by   the   Public   Company   Accounting
Oversight    Board   United    States.
However, we noted no deficiencies in the
Funds  internal control over  financial
reporting  and its operation,  including
controls  for  safeguarding  securities,
that   we  consider  to  be  a  material
weakness, as defined above, as of  March
31, 2007.



This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 24, 2007